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                                                  Exhibit 12
                                                  Form 10-Q
                                                  For the Six
                                                  Months Ended
                                                  June 30, 1996



                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)


                                                       For the Six
                                                      Months Ended
                                                     June 30, 1996

Earnings Before Income Taxes ..........................     $4,652

Less Interest Capitalized during
  the Period...........................................         87

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................         99

Add Fixed Charges......................................        647

Total Earnings.........................................     $5,113



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $  547

Interest Portion of Rental Expense.....................        100

    Total Fixed Charges................................     $  647

Ratio of Earnings to Fixed Charges.....................        7.9